October 24, 2019

FLORIDA DEPARTMENT OF STATE
Division of Corporations

OPTIMUMBANK HOLDINGS, INC.
2477 E. COMMERCIAL BLVD.
FORT LAUDERDALE, FL 33308

Re: Document Number P04000051898

The Articles of Amendment to the Articles of Incorporation for OPTIMUMBANK HOLDINGS, INC., a Florida corporation, were filed on October 23, 2019.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H19000314644.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Catherine M Wood
Regulatory Specialist II
Division of Corporations

Letter Number: 419A00021935

P.O BOX 6327 – Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 23, 2019, to Articles of Incorporation for OPTIMUMBANK HOLDINGS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H19000314644. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P04000051898.

Authentication Code: 419A00021935-102419-P04000051898-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-fourth day of October, 2019

Secretary of State

P04000051898

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H19000314644 3)))

H190003146443ABC%

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

2019 OCT 23 AM 10:04

2019 OCT 23 PM 4:56

To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : SHUTTS & BOWEN, LLP
Account Number : 076447000313
Phone : (305)358-9166
Fax Number : (305)347-7766

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: TCookson@shutts.com

COR AMND/RESTATE/CORRECT OR O/D RESIGN
OPTIMUMBANK HOLDINGS, INC.

Certificate of Status	0
Certified Copy	1
Page Count	01
Estimated Charge	$43.75

OCT 24 2019

Kinsey

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ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
OPTIMUMBANK HOLDINGS, INC.

OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation, pursuant to the provisions of the Florida Business Corporation Act (the "Act"):

1. Amendment. Paragraph (a) of Article III is hereby deleted in its entirety and replaced with the following (the "Amendment"):

> "(a) The aggregate number of shares of stock of all classes that the corporation shall have authority to issue is 16,000,000 shares, of which 10,000,000 shares shall be common stock, $.01 par value per share ("Common Stock"), and of which 6,000,000 shares shall be preferred stock, no par value ("Preferred Stock")."

2. Approval of Amendment. The Amendment was approved and adopted by all of the directors of the Company at a meeting duly called and held on July 23, 2019 and by the holders of the outstanding Common Stock of the Company at a meeting duly called and held on August 27, 2019. The holders of the Common Stock are the only voting group entitled to vote on the Amendment. The number of votes cast for the Amendment by the shareholders was sufficient to approve the Amendment under the Act and the Company's Articles of Incorporation and Bylaws.

[Signature Page Follows]

2019 OCT 23 AM 10:04

FILED

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 23 day of October 2019.

OPTIMUMBANK HOLDINGS, INC.

By:___________________________
Name: Timothy Terry
Title: Principal Executive Officer